INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Global Industrial Services, Inc. on Form S-8 of our report dated February 9, 2001, appearing in the Annual Report on form 10-K of Global Industrial Services, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                              MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                              Certified Public Accountants

Los Angeles, California
May 15, 2001